Vodafun Limited
Consolidated Balance Sheets
As of November 30, 2009 and August 31, 2009

	Nov. 30, 2009	Aug. 31, 2009
	(unaudited)

Current Assets
Cash and cash equivalents	$351,362	$191,470
Accounts receivable, net	467,606	390,082
Prepaid expenses and other receivables	32,178	30,636
Total Current Assets	851,146	612,188

Property, plant and equipment, net	31,095	31,474
Intangible Assets & Deferred Charges	568	517
Total Assets	$882,809	$644,179

Current Liabilities
Payables and accrued liabilities	$86,398	$10,592
Dividend payable	289,203	289,203
Due to related parties (S/T)	13,183	13,176
Income taxes payable	61,920	52,322
Other taxes payable	5,015	5,500
Wages payable	98,894	72,178
Total Current Liabilities	554,613	442,971

Total Liabilities	554,613	442,971

Stockholders' Equity
Common stock, $0.00 par value; 50,000 shares authorized, 100 shares issued and outstanding	-	-
Additional paid in capital	397,551	397,551
Accumulated other comprehensive income	12,110	12,344
Accumulated deficit	(81,465)	(208,687)
Total stockholders' equity	328,196	201,208

Total Liabilities and Stockholders' Equity	$882,809	$644,179

The accompanying notes are an integral part of these financial statements.

Vodafun Limited
Consolidated Statements of Operations
For the Three Months Ended November 30, 2009 and 2008
(Unaudited)

	For the Three Months Ended
	November 30,
	2009	2008

Revenue	$467,526	$290,964
Operating Costs and Expenses:
Selling expenses	141,924	17,632
A&G expenses:	172,963	218,780
Depreciation of property, plant and equipment	4,361	4,337
Total operating costs and expenses	319,248	240,749
Income From Operations	148,278	50,215

Interest income	(156)	(326)
Interest expenses	181	12

Income Before Income Taxes	148,253	50,529
Income Tax Expense
Current	21,031	6,227

Net Income	$127,222	$44,302

Other Comprehensive Income
Foreign currency translation adjustment	(234)	688
Comprehensive Income	$126,988	$44,990

Earnings Per Share, Basic and Diluted	$1,270	$450

Weighted Average Shares Outstanding	100	100

The accompanying notes are an integral part of these financial statements.

Vodafun Limited
Consolidated Statements of Cash Flows
For the Three Months Ended November 30, 2009 and 2008
(Unaudited)

	For the Three Months Ended
	November 30,
	2009	2008

Operating activities
Net income	$127,222	$44,302
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, expense	4,361	4,337
Changes in operating assets and liabilities:
Accounts receivable, net	(77,524)	(214,765)
Prepaid expenses and other receivables	(1,542)	23,159
Accounts payable and accrued liabilities	111,635	(66,686)
Deferred Tax	-	6,212
Due to related parties	7	35
Net cash provided by (used in) operating activities	164,159	(203,406)

Investing activities
Property, plant and equipment additions	(4,033)	(2,729)
Net cash used in investing activities	(4,033)	(2,729)

Financing activities
Principal payments on revolving line of credit	-	(62,943)
Net cash used in financing activities	-	(62,943)

Effect of exchange rate changes on cash and cash equivalents	(234)	688

Increase (decrease) in cash and cash equivalents	159,892	(268,390)

Cash and cash equivalents, beginning of year	191,470	297,808

Cash and cash equivalents, end of year	$351,362	$29,418

Non-cash activities
Declaration of dividend not paid	$-	$-

Supplemental Disclosures
Interest Paid	$236	$317
Income taxes paid	$11,433	$-

The accompanying notes are an integral part of these financial statements.

NOTE 1 – ORGANIZATION, NATURE OF BUSINESS, and BASIS OF PRESENTATION

Organization and Nature of Business

Vodafun Limited (“Vodafun” or “The Company”) was incorporated on January 8, 2009 under the laws of the British Virgin Islands.

Vodafun has no other material operation except a series of contractual arrangements with Galaxy Software (Guangzhou) Limited (“Galaxy”), a private-owned company incorporated under the laws of the People’s Republic of China on November 15, 2001 with a registered capital of RMB 3,000,000 that was fully paid up.

The sole director of Galaxy Software (Guangzhou) Limited is Peter Liu. The principal offices of Galaxy Software (Guangzhou) Limited are located in Guangzhou City, Canton Province, People’s Republic of China. Galaxy is an information technology company primarily specialized in developing and operating cell phone multiplayer games in mainland China.  Galaxy is a leading developer of cell phone games that are networked to serve a population of multiplayer users; and delivered across JAVA and WAP platforms over 3G and 2.5G mobile telecommunication network in China.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).   The Company’s consolidated financial statements include the financial statements of Galaxy Software (Guangzhou) Limited.  All significant intercompany accounts and transactions have been eliminated in consolidation.

These interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. They do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. Therefore, these consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended August 31, 2009.

The consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at November 30, 2009 and 2008, and the results of its operations and cash flows for the three month periods ended November 30, 2009 and 2008. The results of operations for the period ended November 30, 2009 are not necessarily indicative of the results to be expected for future quarters or the full year.

Galaxy is considered a variable interest entity (“VIE”), and the Company is the primary beneficiary. The Company’s relationships with Galaxy and its shareholders are governed by a series of contractual arrangements between the Company and Galaxy, which is an operating company in the PRC. The contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC.  On April 15, 2009, the Company entered into the following contractual arrangements with Galaxy:

(1) Consulting Services Agreement. Pursuant to the consulting services agreement between Vodafun and Galaxy, dated April 15, 2009, Vodafun has the exclusive right to provide Galaxy with consulting services and daily operations, including general business operations in relation to the cell phone game development, human resources, research and development, and business growth, and support the daily operation costs and daily expenses. Galaxy pays an annual consulting service fee to Vodafun that is equal to 100% of Galaxy’s net revenue for such year, based on the annual financial statements. This agreement shall remain in force unless otherwise terminated. Vodafun is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.  All intercompany transactions, including this service fee, have been eliminated in the consolidated financial statements presented.

(2) Business Operating Agreement. Pursuant to the business operating agreement among Vodafun and Galaxy, dated April 15, 2009, Vodafun provides Galaxy guidance and instruction on Galaxy’s daily operations, financial management and employment issues. Vodafun has the right to appoint or remove Galaxy’s directors and executive officers. In addition, Vodafun agrees to guarantee Galaxy’s performance under any agreements or arrangements relating to its business arrangement with any third party. Upon the request of Galaxy, Vodafun agrees to provide loans to support its operation’s capital requirements and to provide guarantee if the Company needs to apply for loans from a third party. In return, Galaxy agrees to pledge its accounts receivable and all of its assets to Vodafun. The term of this agreement is ten years; and may be extended or terminated only by 30-day prior written notice served by Vodafun (or its designated party). Vodafun is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.

(3) Equity Pledge Agreement. Under the equity pledge agreement between Vodafun and Galaxy, dated April 15, 2009, Galaxy’s 100% shareholders pledged all of their equity interests in Galaxy to Vodafun to guarantee its performance of its obligations under the Business Operating Agreement. If Galaxy or its shareholders breaches their respective contractual obligations, Vodafun, as Pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The 100% shareholders of Galaxy also agreed that upon occurrence of any event of default, Vodafun shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the 100% shareholders of Galaxy to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Vodafun may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The 100% shareholders of Galaxy agreed not to dispose of the pledged equity interests or take any actions that would prejudice Vodafun’s interest. This equity pledge agreement shall expire two years after Galaxy’s obligations under the Consulting Services Agreement have been fulfilled. Vodafun is entitled to assign to a wholly-owned subsidiary, if one were set up in the future, all the rights to the Company as stipulated in this agreement.

(4) Exclusive Option Agreement. Under the exclusive option agreement between Vodafun and Galaxy, dated on April 15, 2009, all the shareholders of Galaxy irrevocably granted to Vodafun (or its designated person) an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Galaxy for the minimum amount of consideration permitted by applicable PRC law. Vodafun (or its designated person) has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from April 15, 2009 and may be extended prior to its expiration by written agreement of the parties.

(5) Voting Right Proxy Agreement. Under the voting right proxy agreement between Vodafun and Galaxy, dated on April 15, 2009, all shareholders of Galaxy agreed to irrevocably grant Vodafun with the right to exercise the 100% shareholders of Galaxy’s voting rights and their other rights, including the attendance at and the voting of the all the shares held by 100% shareholders of Galaxy at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Galaxy, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of the Galaxy. The proxy agreement may be terminated by joint consent of the parties or upon 30-day written notice from Vodafun.

The accounts of Galaxy are consolidated in the accompanying financial statements pursuant to Financial Accounting Standards Board Interpretation No. 46 (Revised), “Consolidation of Variable Interest Entities - an Interpretation of ARB No. 51”. As a VIE, Galaxy’s sales are included in the Company’s total sales, its income from operations is consolidated with the Company’s, and the Company’s net income includes all of Galaxy’s net income. The Company does not have any non-controlling interest and accordingly, did not subtract any net income in calculating the net income attributable to the Company. Because of the contractual arrangements, the Company had a pecuniary interest in Galaxy that requires consolidation of the Company’s and Galaxy’s financial statements.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in the PRC, and all highly-liquid investments with original maturities of three months or less at the time of purchase.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, the Company analyzes the aging of accounts receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and the Company’s operating results.  The company’s allowance for doubtful accounts is $0 at August 31, 2009 and 2008.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method, with an estimated 0% salvage value of original cost, over the estimated useful lives of the assets as follows:

Office equipment	5 years
Electronic equipment	5 years
Furniture	5 years
Automobiles	5 years

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

When property or equipment is retired or disposed of, the cost and accumulated depreciation are removed from the accounts, with any resulting gains or losses being included in net income or loss in the year of disposition.

Intangible Assets and Long-Lived Assets

The Company has one category of intangible assets, application fee for the copyright of cell phone games, which is amortized using the straight-line method over approximately 5 years, which is the estimated economic life of the asset.

Revenue Recognition

The Company generally recognizes revenue when its products are sold and splits the revenue earned with its partners that provide the platform for its software applications, the largest of which is Shenzhen Tencent Computer System Co., Ltd (“Tencent”). As of August 31, 2009, there were four cell phone games of the Company in operation. These games are downloadable to the mobile hand set of the end users for free. Revenue is recognized when the end users purchase virtual goods to enhance the competence of their game characters or send text messages to other game players.    At the time of purchase of these virtual goods or the use of text messages,  the following criteria of SAB 104 are met: 1) an arrangement exists, 2) the sales prices is fixed and determinable, 3) goods and services have been delivered, and 4) collectability is reasonably assured.  At this point, the revenue earnings process is complete and revenue is recognized.  There are no dual revenue components and their revenue process is complete and therefore no revenue deferral is necessary.

Comprehensive Income

The Company has adopted the standard issued by the FASB, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Foreign Currency Translation

The functional currency of the Company is the Renminbi (“RMB”), the PRC’s currency. The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, United States Dollars. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity.

The exchange rates for the balance sheets in effect at November 30, 2009 and August 31，2009 were RMB 1 for $0.146474 and $0.146512, respectively.

Stock Options and Similar Equity Instruments

The Company is required to recognize expense of options or similar equity instruments issued to employees using the fair-value-based method of accounting for stock-based payments in compliance with the standard issued by the FASB"Share-Based Payment". The standard covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  Application of this pronouncement requires significant judgment regarding the assumptions used in the selected option pricing model, including stock price volatility and employee exercise behavior. Most of these inputs are either highly dependent on the current economic environment at the date of grant or forward-looking over the expected term of the award. The Company does not have any instruments subject to compliance with this standard.

Income Taxes

The Company accounts for income taxes in accordance with the standard issued by the FASB, and related FASB interpretation . In accordance with this standard, deferred tax assets and liabilities are determined based on differences between the financial statement and tax basis of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount that is more likely than not to be realized.

Earnings Per Share

The Company has adopted the provisions of standard issued by the FASB which provides for the calculation of basic and diluted earnings or loss per share. Basic loss per share includes no dilution and is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in the earnings or losses of the entity.  The Company does not have any potentially issuable shares.  For the period ended November 30, 2009 and the year ended August 31，2009, basic and diluted loss per share are the same.

Fair Value of Financial Instruments

The Company adopted the standard issued by the FASB, which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, and accounts payable and accrued expenses, approximate their fair market value based on the short-term maturity of these instruments.

The following table presents assets and liabilities that are measured and recognized at fair value as of November 30, 2009 on a non-recurring basis:

The standard issued by the FASB concerning the fair value option for financial assets and liabilities, became effective for the Company on January 1, 2008. The standard establishes a fair value option that permits entities to choose to measure eligible financial instruments and certain other items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value options have been elected in earnings at each subsequent reporting date. For the periods ended November 30, and August 31, 2009, there were no applicable items on which the fair value option was elected.

Concentrations of Credit Risk

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. All of the Company’s cash is maintained with state-owned banks within the People’s Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.  Approximately all of the accounts receivable at November 30 and August 31, 2009 consisted of amounts due from Tencent.  These amounts were $467,606 and $390,082, respectively.

Recent Accounting Pronouncements

In December 2007, the FASB issued a standard concerning business consolidations which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. The standard is effective for fiscal years beginning after December 15, 2008, and applies to any business combinations which occur after December 31, 2008. The adoption of the standard, effective January 1, 2009, may have an impact on accounting for future business combinations.

In December 2007, the FASB issued a standard concerning non-controlling interests in consolidated financial statements, which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the non-controlling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. This standard is effective for fiscal years beginning after December 15, 2008. The Company does not expect the standardto have a material impact on the preparation of its consolidated financial statements.

In March 2008, the FASB issued a standard pertaining to disclosures of derivative interests and hedging activities.. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company does not expect the standard to have a material impact on the preparation of its consolidated financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued a standard.  that clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by the former guidance for this area. Additionally, it specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. The staff position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company has adopted the standard beginning January 1, 2009, and this standard must be applied on a retroactive basis.  The adoption of this standard did not impact the Company’s consolidated financial position and results of operations.

In May 2008, the FASB issued a standard pertaining to the hierarchy of Generally Accepted Accounting Principles.  This standard is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with generally accepted accounting principles in the United States for non-governmental entities. The adoption of this standard did not have a material impact on the preparation of these consolidated financial statements.

On June 16, 2008, the FASB issued a staff positionto address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The staff position determines that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008.

In June 2008, the FASB reached a consensus on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock.  The new guidance mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of this guidance, are no longer being considered indexed to the company’s own stock. Accordingly, adoption of  these changes will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. This guidance is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not expect the adoption of this guidance to have a material impact on it’s consolidated financial statements.

In December 2008, the FASB issued guidance to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. This guidance is effective for interim or annual reporting periods ending after December 15, 2008. The adoption of this guidance did not have an impact on its consolidated financial position and results of operations.

In May 2009, the FASB issued a standard  that establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). It requires an entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009.  This pronouncement has been adopted in this filing.

In June 2009, the FASB issued a standard concerning the condification and the hierarchy of Generally Accepted Accounting Principles.  The standard will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non grandfathered non-SEC accounting literature not included in the Codification will become non authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

NOTE 3 – PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables totaled $32,178 and $30,636 as of November 30, 2009 and August 31, 2009, respectively, as follows:

	Nov. 30,	Aug. 31,
	2009	2009

Prepaid Expenses – Poly Tech	$3,933	8,333
Home Loans to Employees	17,577	17,568
Other Receivables	10,668	4,735
Total Prepaids and Other Receivables	$32,178	30,636

The balances paid to Poly Tech were for consulting services provided the following fiscal year.

The loans made to employees were done as additional incentive for performance.  The employee was allowed to use the loan for a down payment on a home.  The loans are to be repaid in one year from the date of issuance and are non-interest bearing.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:
	Nov. 30	Aug. 31
	2009	2009

Office equipment - Cost	$44,085	44,063
Office equipment- Accumulated Depr	(43,330)	(43,228)
Office equipment - Net	755	835

Electronic equipment- Cost	46,221	42,271
Electronic equipment - Accumulated Depr	(20,502)	(18,430)
Electronic equipment - Net	25,719	23,841

Automobiles - Cost	37,740	37,721
Automobiles – Accumulated Depr	(34,260)	(33,949)
Automobiles - Net	3,480	3,772

Furniture equipment - Cost	5,874	5,871
Furniture equipment - Accumulated Depr	(4,733)	(2,845)
Furniture equipment - Net	1,141	3,026

Total Fixed Assets - Net	$31,095	31,474

NOTE 5 – PAYABLES AND ACCRUED LIABILITIES

Payables and accrued liabilities totaled $86,398 and $10,592 as of  November 30, 2009 and August 31, 2009.  These accounts consist primarily of payables for consulting expenses incurred by the Company.

NOTE 6 – DUE TO RELATED PARTIES

Due to related parties consists of the following:
	Nov. 30,	Aug. 31,
	2009	2009
Ling Liu (a)	13,183	13,176
	$13,183	$13,176

(a)	Company’s shareholder.

The amount due to related parties represents loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. The loans from related parties are to meet the Company’s need in operation.  The Company has not recorded any imputed interest on the balances, as any amounts would be immaterial to the consolidated financial statements as of November 30, 2009 and August 31, 2009.

NOTE 8 - LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Company.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes under Generally Accepted Accounting Principles as promulgated by the FASB. These standards require the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.   These standards additionally require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company’s VIE, Galaxy, is subject to these statutory rates. Vodafun was incorporated in the British Virgin Islands in 2009 and has no material operations except those of Galaxy.  As a result, the only tax obligations are those Galaxy has within the PRC.  Because the Company’s operations are conducted wholly outside of the United States and the Company does not plan to invest earnings in the United States, the Company has not recognized any United States taxes or income taxes in the British Virgin Islands.

In 2009 and 2008, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25%, on income reported in the statutory financial statements after appropriate tax adjustments.

Under the Income Tax Law of PRC, operating losses can be carried forward 5 years to offset future taxable income. The Company has accumulated operating losses from prior year total $103,840 which has been used to offset 2008 income and hence there is no income tax expense as of August 31, 2008. For the year ended August 31, 2009 the Company has an income tax expense of $61,672.  For the three months ending November 30, 2009, the company has an income tax expense of $21,031.

The table below summarizes the differences between the U.S. statutory federal rate and the Company’s effective tax rate as follows for the years ended August 31, 2009 and 2008:

	2009	2008
US statutory rates	34%	34%
US effective rate in excess of China tax rate	(9%)	(9%)
Provision for income taxes – PRC rate	25%	25%

The tax authority of the PRC Government conducts periodic and ad hoc tax filing reviews on business enterprises operating in the PRC after those enterprises had completed their relevant tax filings, hence the Company’s tax filings may not be finalized.  It is therefore uncertain as to whether the PRC tax authority may take different views about the Company’s tax filings which may lead to additional tax liabilities.

NOTE 10 –CUSTOMER CONCENTRATIONS

The Company’s accounts receivable by customer are as follows:

Customer	As of Nov. 30, 2009	August 31, 2009

Shenzhen Tencent Computer System Co., Ltd	100%	100%

The Company’s revenue by customer are as follows:

	Three months ending
	Nov. 30, 2009	Nov. 30, 2008

Shenzhen Tencent Computer System Co., Ltd.	100%	100%

NOTE 11 – SUBSEQUENT EVENTS

There were no reportable subsequent events through the date this report is issued, January 14, 2010.